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                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       October 28, 1998
                                                --------------------------

                                Labor Ready, Inc.
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              (Exact name of registrant as specified in its charter)


         Washington                 000-23828              91-1287341
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(State or other jurisdiction  (Commission File No.)      (IRS Employer
     of incorporation)                 Identification No.)


                1016 South 28th Street, Tacoma, Washington 98409
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          (Address of principal executive offices, including zip code)

                                (253) 383-9101
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             (Registrant's telephone number, including area code)

                                      N/A
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         (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS

1.   NEW YORK STOCK EXCHANGE

     On October 28, 1998, Labor Ready, Inc. ("Labor Ready" or the "Company") commenced trading on the New York Stock Exchange (the "NYSE") under the symbol LRW. The Company ceased trading on the NASDAQ National Market as of the close of trading on October 27, 1998.

2.   APPOINTMENT OF NEW TRANSFER AGENT AND RIGHTS AGENT

     In connection with the NYSE listing, the Company has appointed American Stock Transfer & Trust Company ("AST"), 40 Wall Street, New York, New York 10005, as the Transfer Agent for the Company's Common Stock and Preferred Stock and as Rights Agent for the rights to purchase (the "Purchase Rights") Series A Junior Participating Preferred Stock (the "Preferred Shares"). The Company also named AST as the successor Rights Agent under the Company's Rights Agreement dated as of January 6, 1998, between the Company and TranSecurities International, Inc., the Company's predecessor Rights Agent.

3.   ADJUSTMENT OF NUMBER OF PREFERRED SHARES AND NUMBER OF PURCHASE RIGHTS

     On June 9, 1998, Labor Ready issued a stock dividend to holders of its Common Stock and Series A Preferred Stock so that one additional share of Common Stock and Preferred Stock was issued for each two shares of Common Stock and Preferred Stock held. As a result, the number of Preferred Shares purchasable upon exercise of each Purchase Right changed from 1/100 of a Preferred Share to 6.7/1000 of a Preferred Share, and each share of Common Stock outstanding immediately after the stock dividend includes one Purchase Right.

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                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 30 1998

                                            LABOR READY, INC.



                                            By:  /s/ Glenn A. Welstad
                                               ------------------------------
                                               Chairman, Chief Executive
                                               Officer and President